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                              EXHIBIT (10)(n)
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                          CONSUMERS POWER COMPANY


                        ANNUAL EXECUTIVE INCENTIVE
                             COMPENSATION PLAN





As Amended March 1994
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                          CONSUMERS POWER COMPANY
               Annual Executive Incentive Compensation Plan


    I.     PURPOSE

           The purpose of the Annual Executive Incentive Compensation Plan (Plan) is to:

           A. Provide an equitable and competitive level of compensation that will permit the Company to attract, retain and motivate highly competent Officers and key employees.

           B. Provide a financial incentive for Officers and key employees to achieve expected levels of individual performance and thereby assist in the achievement of Company objectives.

   II.     EFFECTIVE DATE

           The effective date of the Plan is January 1, 1986.

  III.     ELIGIBILITY

           Officers and key employees in Salary Grades 11 and above are eligible for participation in the Plan.

   IV.     ADMINISTRATION OF THE PLAN

           The Plan will be administered by the Chairman & CEO of CMS Energy and the Vice President -- Human Resources under the general direction of the Committee on Organization and Compensation (Committee) of the Board of Directors of CMS Energy.

           The Committee, no later than March of the Performance Year, will approve performance goals for the Plan year and will determine the total Annual Award Fund that will provide a reasonable and competitive level of awards when "standard" performance goals are achieved.

           The Committee, no later than March following the Performance Year, will review for approval the total Annual Award Fund to be allocated to the Plan participants for the previous calendar year. This fund will be based on the Company's performance and the recommendation by the Committee. Individual incentive compensation awards for all participants, except the Chairman & CEO, will be recommended by the Chief Executive Officer, subject to approval of the Committee. The incentive award for the Chairman & CEO will be recommended by the Chairman of the Committee.

           The Committee reserves the right to modify the performance goals or otherwise exercise discretion with respect to individual awards as they deem necessary to maintain the spirit and intent of the Plan.

    V.     PERFORMANCE GOALS

           The performance goal for the Plan shall consist of three factors: (1) the net income of CMS Energy Corporation;
           (2) the pre-tax operating income of the Company and (3) the Company's gas and electric rates for customers as compared with those of other major investor-owned utilities in the Midwest and the United States. In the event less than 80% of the CMS Energy income goal is achieved, there will not be a payout under that portion of the Plan. In the event less than 80% of the CPCo pre-tax operating income goal is achieved, there will not be a payout under the Plan.

           A. CMS Energy Net Income Award (After Preferred & Preference Dividends) -- An income goal will be set each year. For each 1% (or fraction thereof) increase achieved in net income above 80% of goal, there will be a corresponding 2.5% (or pro rata part) increase in the award up to 100% after which there will be a corresponding 1% (or pro rata part) increase in the award for each additional 1% (or fraction thereof) increase in net income above goal. The maximum award is 120%.

           B. CPCo Pre-Tax Operating Income Award -- An operating income goal will be set each year. For each 1% (or fraction thereof) increase achieved in pre-tax operating income above 80% of goal, there will be a corresponding 2.5% (or pro rata part) increase in the award up to 100% after which there will be a corresponding 1% (or pro rata part) increase in the award for each additional 1% (or fraction thereof) increase in net income above goal. The maximum award is 120%.

                    Actual Net or Operating Income      Percent of
                       as a Percent of Goal            Award Granted
                       --------------------            -------------
                       Less Than 80.0%                      0
                               80.0%                       50.0%
                               85.0%                       62.5%
                               90.0%                       75.0%
                               95.0%                       87.5%
                              100.0%                      100.0%
                              105.0%                      105.0%
                              110.0%                      110.0%
                              115.0%                      115.0%
                       120.0% and Above                   120.0%

           C. Energy Rates Award -- A comparison will be made between the Company's electric rate (average revenue per kilowatt-hour sold -- $/kWh) and gas rate (average revenue per thousand cubic feet sold -- $/Mcf) and rates of comparable utilities. One-half of the energy rates award portion of the performance goal will be adjusted by the electric rate comparison and the other half by the gas rate comparison.

                   If less than 50% of the comparison companies have rates exceeding Consumers Power Company, the payout will be zero for the electric or gas rate award. If 50% of the rate comparison companies exceed the Company, 50% of the award is granted. For each 1% (or fraction thereof) increase in the ranking above 50%, there will be a corresponding 2.5% (or pro rata part) increase in the award up to a 70% ranking after which there will be a corresponding 1% (or pro rata part) increase in the award for each 1% (or fraction thereof) increase achieved in rank above 70%. The maximum award is 120%.

                      Electric or Gas Ranking
                     (Percent of Companies Whose       Percent of
                     Rates Exceed the Company's)         Award
                     ---------------------------       ----------
                        Less Than 50.0%                    0
                              50.0%                       50.0%
                              55.0%                       62.5%
                              60.0%                       75.0%
                              65.0%                       87.5%
                              70.0%                      100.0%
                              75.0%                      105.0%
                              80.0%                      110.0%
                              85.0%                      115.0%
                       90.0% and Above                   120.0%
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                   For the comparison, the individual average rates of a
                   number of the largest investor-owned utilities in the United States and Midwest for both gas and electric comparisons will be measured against the average Company electric and gas rates.

   VI.     ANNUAL AWARD FUND

           Standard incentive awards for each eligible executive will amount to a percentage of the midpoint of his/her salary grade in the Performance Year. The midpoints and salary ranges are determined each year and are subject to review and approval by the Committee. The percentage will vary by position level as indicated below:

                                              Standard
                                Salary   Incentive Award as a %
              Position          Grade   of Salary Grade Midpoint  Formula*
           -----------------    ------  ------------------------  -------

           Chairman & CEO       E-9             75.0                I

           Vice Chairman,
             President          E-8             65.0                I

           President,
              Executive Vice
               President        E-7             60.0                I

           President,
              Executive Vice
               President        E-6             55.0               II

           Senior Vice
             President          E-5             50.0               II

           Vice President       E-4             45.0               II

           Vice President       E-3             40.0               II

           Other Officers/Senior
              Managers/
               Directors        E-2             35.0              III

           Senior Managers/
             Directors          E-1             30.0              III

           Managers/Directors   13              25.0              III

           Managers/Directors   12              20.0              III

           Managers/Directors
             and Equivalent     11              15.0              III


           *Generally the top five Officers plus four other Officers with multi-Company responsibilities participate in Formula I. All other Officers participate in Formula II and all others participate in Formula III. The formulas are found on Page 5.

           The award for individual participants will be based on either two or three factors: (1) Company performance as measured by achievement of the net income of CMS Energy; (2) pre-tax operating income of CPCo and energy rate relationship goals; and (3) individual performance; ie, performance must be fully effective or better to be eligible for an award. Assuming a minimum of fully effective performance, individual awards may be adjusted in a range from 70% to 130% of the Company performance level in order to take into account individual performance. Each individual's performance will be measured against specific, quantifiable objectives for the Performance Year as established and approved by each participant's immediate supervisor. Accordingly, each year the levels will be as follows:

                                115-130%         Exceptional
                                100-115%         Exceeds
                                 70-100%         Fully Effective
                                   0             Unacceptable

           The Chairman & CEO will review and approve each Officer's objectives for the Performance Year. Final individual awards, depending on formula designation, will be calculated as follows:

           Formula I
           ---------

           Individual  =  Standard  x   CMS Net     x   Individual
             Award          Award     Income Award     Performance


           Formula II
           ----------

           Individual  =  Standard  x  .50  x   CMS Net    +  .35 x
             Award         Award              Income Award

                CPCo Pre-Tax    + .15 x   Rates  x   Individual
               Opr Income Award           Award     Performance


           Formula III
           -----------

           Individual  =  Standard    x   .25  x    CMS Net   +  .53 x
              Award         Award                 Income Award

               CPCo Pre-Tax   + .22 x   Rates  x   Individual
              Opr Income Award          Award     Performance

  VII.     PAYMENT OF AWARDS

           CURRENT AWARDS

           All awards for the Performance Year will be paid in cash no later than March of the following year after review and approval by the Committee. The amounts required by law to be withheld for income tax and Social Security taxes will be deducted from the award payments.

           DEFERRED AWARDS

           The payment of all or one-half of each award may be deferred at the election of the individual participants in the Plan. A separate irrevocable election must be made each year prior to the beginning of the Performance Year. Any award granted after termination of employment or retirement is not eligible for deferral and will be paid in full in the year in which the award is made.

           The deferred awards may be paid out in a lump sum or in five or ten annual installments beginning in the January following retirement or termination of employment. If awards are paid in annual installments, each year the payment will be a fraction of the balance equal to one over the number of annual installments remaining. In the event of the participant's death, all deferred amounts will be paid in total the following January.

           At the time of electing to defer payment, the participant must elect whether the sum deferred shall be treated by the Company in accordance with Paragraph A or Paragraph B below.

           A. The deferred award will be credited with sums in lieu of interest from the first day of the month following the month in which the award was granted to the date of payment. The "interest rate" will be equivalent to the prime rate of interest set by Citibank, NA, compounded quarterly as of the first day of January, April, July and October of each year during the deferral period. The prime rate in effect on the first day of January, April, July and October shall be the prime rate in effect for that quarterly period.

           B. The deferred award will be treated as if it were invested as an optional cash payment under the CMS Energy Corporation's Dividend Reinvestment and Common Stock Purchase Plan. The value of the deferred sum at the time of payment shall be equal to the number of dollars such an investment would have been worth as measured by the purchase price of shares of Common Stock using the average closing price (NYSE -- composite transactions) for the first five trading days in the December previous to a payout.

           The amounts deferred are to be satisfied from the general Corporate funds which are subject to the claims of creditors.

           PAYMENT IN THE EVENT OF DEATH

           Participants may name the beneficiary of their choice in the event they die prior to receipt of either a current or deferred award. In the event a beneficiary is not named, the payment will be made to the first surviving class as follows:

           1.  Widow or Widower
           2.  Children
           3.  Parents
           4.  Brothers and Sisters
           5.  Executor or Administrator

           Participants may change beneficiary at any time and the change will be effective as of the date the participants complete and sign the beneficiary form, whether or not they are living at the time the request is received by the Company. However, the Company will not be liable for any payments it makes before receiving a written request.

 VIII.     CHANGE OF STATUS

           A.      SALARY GRADE CHANGE

                   Individual awards will be based on the salary grade level in effect as of the beginning of the Performance Year or such later date on which an employee becomes a participant in the Plan except that an eligible employee promoted to a higher eligible salary position during the award year may be recommended for an award based upon the percentage of the Performance Year the employee is in each participating position.

           B.      NEW HIRE, TRANSFER, PROMOTION

                   A newly hired employee or an employee promoted during the Performance Year to a position qualifying for participation may be recommended for a pro rata award based on the percentage of the Performance Year the employee is in the participating position.

           C.      DEMOTION

                   No award will be made to an employee who has been demoted during the Performance Year because of performance. If the demotion is due to an organization change, a pro rata award may be made provided the employee otherwise qualifies for an award.

           D.      TERMINATION

                   An employee whose services are terminated during the Performance Year for reasons of misconduct, failure to perform, or other performance-related reasons, shall not be considered for an award. If the termination is due to other reasonssuch as reorganization, transfer to a subsidiary, etc, and the termination is not due to a fault of the employee, the employee may be considered for a pro rata award.

           E.      RESIGNATION

                   An employee who resigns to accept employment elsewhere during or after a performance year, (including self-employment) will not be eligible for an award. If the resignation is due to other reasons; eg, ill health in the immediate family, etc, the employee may be considered for a pro rata award.

           F.      DEATH, DISABILITY, RETIREMENT, LEAVE OF ABSENCE

                   An employee whose status as an active employee is changed during the Performance Year for any of the reasons cited, may be considered for a pro rata award.

   IX.     IMPACT ON BENEFIT PLANS

           Payments made under this program will be considered as earnings for the Supplemental Executive Retirement Plan (Salary Grades E-1 through E-9) and for life insurance, but not for purposes of the Employees' Savings Plan, Pension Plan, or other employee benefit programs.

    X.     TERMINATION OR AMENDMENT OF THE PLAN

           The Company at any time may, in writing, terminate or amend the Plan.
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